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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nordson Corporation of our report dated December 7, 1993 included in the Annual Report to Shareholders of Nordson Corporation for the year ended October 31, 1993.

          We also consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below and the related prospectuses of Nordson Corporation of our reports dated December 7, 1993, with respect to the consolidated financial statements and financial statement schedules of Nordson Corporation included and incorporated by reference in this Annual Report (Form 10-K) for the year ended October 31, 1993:

     - Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (No. 2-66776)
     - Nordson Corporation 1979 Employees Stock Option Plan (No. 2-66776)
     - Nordson Corporation 1982 Incentive Stock Option Plan (Nos. 2-82915 and 33-18279)
     - Nordson Employees' Savings Trust Plan (No. 33-18309)
     - Nordson Corporation 1988 Employees Stock Purchase Plan (No. 33-20452)
     - Nordson Corporation 1988 International Employees Stock Purchase
       Plan (No. 33-20451)
     - Nordson Corporation 1989 Stock Option Plan (No. 33-32201)
     - Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)
     - Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)
     - Nordson Corporation - Slautterback Corporation 401(k) Profit
       Sharing Plan (No. 33-73522)




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
                                        /s/ Ernst & Young
                                        Ernst & Young


Cleveland, Ohio
January 26, 1994
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